Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2022 Results

CHRISTIANSTED, U.S. Virgin Islands, March 23, 2023 (BUSINESS WIRE)- Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the fourth quarter and full year of 2022.

Fourth Quarter 2022 Highlights and Recent Developments

•Entered into forward contracts to sell alternative credit products to two of the US's largest institutional counterparties that manage insurance and credit money assets on January 31, 2023. The organizations have over $50 billion and $15 billion in assets under management.

•Earned $2.5 million from loan interest and fee income during the fourth quarter of 2022.

•As of December 31, 2022, AAMC's cash position was $12.8 million, which is net of the $94.7 million at quarter end for loans held for sale and investment at fair value.

•The Company entered into a $50 million line of credit agreement with NexBank.

•Announced that Danya Sawyer joined the Company as Chief Operating Officer of the Alternative Lending Group ("ALG") on February 1, 2023.

“Q4 and year to date, we’ve expanded our access to permanent capital, formed key distribution partnerships and bolstered our leadership team,” said Jason Kopcak, Chief Executive Officer “Now with the team, process and distribution partners in place, we look forward to ramping up our originations, to meet growing demand in the multi-trillion-dollar private credit market.”

Fourth Quarter and Full Year 2022 GAAP Financial Results

AAMC’s net loss to common shareholders for the fourth quarter of 2022 was $(4.1) million compared to net loss of $(8.4) million for the same period in 2021. The loss per share was $(2.31) for the quarter, compared to $(4.09) for the same period in 2021.

AAMC's net loss to common shareholders for the year ended December 31, 2022 was $(15.9) million compared to net loss of $(6.0) million for the same period in 2021. Due to a $5.1 million gain on settlement of preferred shares in 2022, which was recorded directly to equity, but is included in the numerator for our earnings per share calculations; diluted earnings per share were $(5.64) for the year ended December 31, 2022, compared with $37.90 for the same period in 2021. The $37.90 includes an $88.0 million gain from a settlement of preferred stock that is not reflected in the net loss to common shareholders.

About AAMC

AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenues:
Loan interest income	2,316	—	4,579	—
Loan fee income	178	—	353	—
Servicing fee revenue	32	—	33	—
Total revenues	2,526	—	4,965	—

Expenses:
Salaries and employee benefits	$1,797	$1,557	$5,839	$5,635
Legal fees	817	1,159	4,349	6,885
Professional fees	1,064	345	1,901	1,531
General and administrative	1,209	684	3,545	2,573
Servicing and asset management expense	250	—	683	—
Acquisition charges	—	2,555	513	3,908
Interest expense	893	—	1,328	60
Direct loan expense	23	—	122	—
Loan sales and marketing expense	333	—	338	—
Total expenses	6,386	6,300	18,618	20,592

Other income (expense):
Change in fair value of loans	(75)	—	(1,963)	—
Change in fair value of equity securities	—	—	—	146
Gain on sale of equity securities	—	—	—	8,347
Dividend income	—	—	—	3,061
Other	8	7	32	94
Total other (expense) income	(67)	7	(1,931)	11,648

Net loss from continuing operations before income tax	(3,927)	(6,293)	(15,584)	(8,944)
Income tax expense	192	2,098	350	3,273
Net loss from continuing operations	(4,119)	(8,391)	(15,934)	(12,217)

Gain on discontinued operations (net of income tax expense of $1,272)	—	—	—	6,213
Net loss attributable to common stockholders	(4,119)	(8,391)	(15,934)	(6,004)

Continuing operations earnings per share
Net loss from continuing operations	$(4,119)	(8,391)	(15,934)	(12,217)
Gain on preferred stock transaction	—	(23)	5,122	87,961
Numerator for earnings per share from continuing operations	$(4,119)	(8,414)	$(10,812)	$75,744

Earnings per share of common stock – Basic:
Continuing operations	$(2.31)	$(4.09)	$(5.64)	$37.83
Discontinued operations	—	—	—	3.11
Total	$(2.31)	$(4.09)	$(5.64)	$40.94
Weighted average common stock outstanding	1,779,448	2,055,561	1,917,503	2,002,111

Earnings per share of common stock - Diluted:
Continuing operations	$(2.31)	$(4.09)	$(5.64)	$35.03
Discontinued operations	—	—	—	2.87
Total	$(2.31)	$(4.09)	$(5.64)	$37.90
Weighted average common stock outstanding	1,779,448	2,055,561	1,917,503	2,162,378

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Loans held for sale, at fair value	$11,593	$—
Loans held for investment, at fair value	83,143	—
Cash and cash equivalents	10,727	78,349
Restricted cash	2,047	—
Other assets	10,137	3,127
Total assets	$117,647	$81,476

LIABILITIES AND EQUITY
Liabilities
Accrued expenses and other liabilities	10,349	7,145
Lease liabilities	1,323	859
Credit facility	51,653	—
Total liabilities	63,325	8,004

Commitments and contingencies:

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares authorized as of December 31, 2022 and December 31, 2021. 144,212 shares issued and outstanding and $144,212 redemption value as of December 31, 2022 and 150,000 shares issued and outstanding and $150,000 redemption value as of December 31, 2021.	144,212	150,000

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 3,432,294 and 1,783,862 shares issued and outstanding, respectively, as of December 31, 2022 and 3,416,541 and 2,055,561 shares issued and outstanding, respectively, as of December 31, 2021.	34	34
Additional paid-in capital	149,010	143,523
Retained earnings	41,516	57,450
Accumulated other comprehensive income	20	54
Treasury stock, at cost, 1,648,432 shares as of December 31, 2022 and 1,360,980 shares as of December 31, 2021.	(280,470)	(277,589)
Total stockholders' deficit	(89,890)	(76,528)
Total Liabilities and Equity	$117,647	$81,476